NovaDel Pharma Inc.
Positioned for Growth
Annual Meeting
June 10, 2010

Forward Looking Statement
Except for historical information contained herein, this presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the ability of third parties to commercialize the Company's products, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the Company's ability to obtain additional required financing to fund its research programs, the ability to commercialize and obtain FDA and other regulatory approvals for products under development, and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United
States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company's control. In addition, our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any of our products could materially impact the Company's actual results.
Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's most recent Annual Report on Form 10-K and Registration Statements, filed with the
Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.
For more detailed information regarding NovaDel's 2009 financial results and its product pipeline, please review the Company's SEC filings on Form 10-Q at the Investor Relations section of www.novadel.com.

NovaDel Oral Spray Drugs
• Patent protected technology
• Rapid onset
• Improved safety profile
• Ease of use
NovaMist® Advantages

Substantial Progress in 2009
• Nitromist and Zolpimist licensed
• Operating costs reduced
• Converted debt to equity

Financial Metrics
• $4.0 million in working capital at 3-31-10
• Clean balance sheet-no debt
• Approximately 98 million shares outstanding
• Major shareholder holds about 40%
• Management holds about 5%
• Market cap approximately $20 million

• Royalty income anticipated in 2010
• Significant product opportunity- Duromist™
• Development milestones clear and near term
• Capital raise required to complete plan
Positioned for Growth

Positioned for Growth
Two product launches in 2010

Nitromist™
• FDA-approved nitroglycerine oral spray for the
 treatment of angina
• Advantage compared to tablet formulation
 nitroglycerine is ease of use and durable
 potency
• Current market size $200 million

Zolpimist™
• FDA-approved proprietary zolpidem tartrate
 oral spray for the treatment of insomnia
• Active ingredient in multiple approved
 treatments for insomnia including Ambien®
• Advantage of oral spray version is ease-of-use
• Insomnia market size $1.5 billion

Positioned for Growth
Duromist™

Positioned for Growth
• Initiating development of Duromist™, the sildenafil
 oral spray for the treatment of ED (the active
 ingredient in Viagra®)
• Same technology and regulatory pathway as our two
 approved products
• Development plan anticipates FDA approval about
 when Viagra® patent protection ends in 2012
• Clinical data on Duromist™ before year end
• Commercialization opportunities

Erectile Dysfunction Market
• Multi-billion dollar market
• Viagra® dominates with half the market
• Viagra® patent expires Q2 2012
• Active generic market anticipated with innovative
 products in development for ED
• Duromist™ is ideally positioned through ease of
 administration and potential label differentiation

Duromist™ Development Plan
• Q3 2010 Pilot PK trial completed
• Q1 2011 Clinical trial(s) initiated
• Q3 2011 NDA filed
• Allows product launch shortly after patent expiration
• Total development cost of $8-10 million

Commercialization Opportunities
 • Building a commercial organization is not part of
 our current strategy
 • Anticipate retaining a marketing capability in a
 licensing transaction
 • Internet provides a cost-effective method of
 reaching potential patients
 • Believe that NovaDel can develop this capability

Commercialization Opportunities
 Product attributes well understood
 • Improves important personal activity
 • Widespread consumer and cultural awareness
 • Extensive use
 • Well-defined, favorable safety and side effect
 profile
 • Wide dosing range enables dosing titration

Internet: Increased Options
to Reach Patients
Pharmacy
Doctor
= Communication
 pathways
 facilitated via
 Internet
Patient

Positioned for Growth
• Royalty income begins in 2010
• Significant product opportunity- Duromist™
• Development milestones clear and near term
• Capital raise required to complete plan

NovaDel Pharma Inc.
Positioned for Growth
Annual Meeting
June 10, 2010